UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2004

Intermix Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 215-1001

eUniverse, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 18, 2004, the American Stock Exchange (the “Exchange”) informed Intermix Media, Inc. (the “Company”) that the Company’s application for listing of its common stock on the Exchange has been approved. On October 19, 2004, the Company issued a press release announcing approval of its application. The date of initial trading and new stock symbol will be announced soon. A copy of the press release is furnished as Exhibit 99.1 to this report.

To facilitate the Exchange listing application process, the Company and affiliates of VantagePoint Venture Partners entered into an agreement that limits VantagePoint’s vote to 78.947% of the number of shares of Series C Convertible Preferred Stock they hold. A copy of the voting rights agreement is furnished as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.	Description
	10.1	Voting rights agreement with affiliates of VantagePoint Venture Partners, dated October 14, 2004.

	99.1	Press release issued by Intermix Media, Inc. on October 19, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2004	Intermix Media, Inc.
	By:	/s/ Thomas J. Flahie
Thomas J. Flahie
Chief Financial Officer